AMENDMENT NO. 3
                                    TO THE
                             EMPLOYMENT AGREEMENT
                                BY AND BETWEEN
                      NEIGHBORCARE, INC. (THE "COMPANY")
                                     AND
                          JOHN ARLOTTA ("EXECUTIVE")

     WHEREAS, Executive is currently employed by the Company;

     WHEREAS, the terms of Executive's employment are currently governed by that certain employment agreement executed on July 7, 2003, as amended on

December 9, 2003 and June 18, 2004 (the "Employment Agreement"); and

     WHEREAS, Executive would have Good Reason pursuant to the terms of the

Employment Agreement to terminate his employment with the Company upon a Change in Control that results in the Company becoming a subsidiary of another entity and no longer publicly traded; and

     WHEREAS, the Company and Executive wish to amend the terms of the

Employment Agreement effective as of a Change in Control of the Company (as currently defined in Section 1.04 of the NeighborCare, Inc. Severance Pay Plan),

on the terms and conditions set forth herein;

     NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth, the parties hereby agree as follows:

     1.   Section 10.2 of the Employment Agreement is hereby amended by adding the following paragraph at the end thereof:

          Notwithstanding the foregoing, the provisions of Sections 10.2(a) and 10.2(c) shall only prohibit Executive from competition with, and solicitation or service of, customers of the Company's LTC Pharmacy Services (as defined below) business as of immediately prior to a Change of Control and shall have no other effect; provided that the restriction on competition shall not apply to any association by the Executive with entities for which LTC Pharmacy Services comprises 25% or less of such entity's total


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          business; and further provided that the restriction on solicitation or service of customers, directly or indirectly, shall apply only to Facilities (as defined below) served by the Company as of July 6, 2005 or served by the Company during the 12-month period immediately preceding the effective date of a Change of Control. Notwithstanding the foregoing, during the 90-day period following the effective date of a Change of Control, Executive shall be prohibited from soliciting or serving, directly or indirectly, Facilities that have been solicited by the Company during the 90-day period prior to the effective date of such Change of Control. In addition, the provisions of Section 10.2(b) above shall not apply to Executive's solicitation or hiring of any two of following senior executive officers of the
          Company: (a) Stephen Duvall, (b) John F. Gaither, Jr., (c) Richard W. Hunt, (d) John L. Kordash and (e) Robert A. Smith.

     "LTC Pharmacy Services" means: The provision of pharmaceutical products, including, without limitation, prescription and non-prescription drugs; biological products and infusion therapies; all related pharmacy services, including, without limitation, consultant pharmacist services, medical records, formulary management services and group purchasing and enteral nutrition products to nursing homes, assisted living facilities, independent living facilities, supportive living facilities, long-term acute care hospitals, facilities for the developmentally disabled, retirement communities, continuing care retirement communities, and other institutional and long-term care settings (collectively, "Facilities") and to residents of such Facilities; provided that the provision of biological products, infusion therapies and enteral nutrition products (and related services) to Facilities other than nursing facilities, assisted living facilities, hospices and long-term acute care hospitals shall be permitted.

     2.   Except as provided in this Amendment No. 3, the terms and conditions of the Employment Agreement shall remain unchanged.

     3.   This Amendment No. 3 shall be of no further force or effect if a

Change in Control of the Company does not occur on or prior to December 31,

2005.




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     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first set forth above.


/s/ John Arlotta
------------------                       NeighborCare, Inc.
    John Arlotta

                                         By: /s/ John F. Gaither, Jr.
                                            ----------------------------------
July 12, 2005                               Name:   John F. Gaither, Jr.
                                            Title:  Senior Vice President,
                                            General Counsel, and Secretary


                                         July 12, 2005